UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 20, 2011

TECHE HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Louisiana	1-13712	72-1287456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Jefferson Terrace, New Iberia, Louisiana	70560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 560-7151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2011, the Board of Directors of Teche Holding Company (the “Registrant”) appointed Dr. William A. Anderson, III to the Board of Directors for a term of office to expire at the 2014 Annual Meeting of Shareholders.  He has not yet been appointed to any Board committees.  Dr. Anderson is past President and Partner/Owner of Gastroenterology Associates, LLC/LEC, Inc. in Baton Rouge, Louisiana and has been responsible for oversight of all management and business development of this physician practice and ambulatory surgical center which is recognized as one of the largest GI practices in the southeastern United States.   In addition, Dr. Anderson also participates as an Associate Professor of Internal Medicine at LSU Health Science Center, Earl K. Long Campus, Baton Rouge, LA and Graduate Medical Education – Family Practice instructor, Baton Rouge General Medical Center, Baton Rouge, LA.

There are no transactions between Dr. Anderson and the Registrant required to be disclosed pursuant to the requirements of Item 404(a) of Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective February 24, 2011, the Board of Directors of the Registrant approved an amendment to Article III, Section 2 of the Registrant’s Bylaws to increase the size of the Board of Directors from ten to 11 members.  A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 20, 2011, the Registrant held its Annual Meeting of Shareholders at which the following matters were voted on:

1.	Election of Directors

Nominee	For	Withheld	Broker Non Votes
Mary Coon Biggs	1,043,407	187,407	794,040
J.L. Chauvin	1,044,407	186,407	794,040
Thomas F. Kramer	1,192,420	38,394	794,040

2.	Ratification of Auditors

For:	1,711,237
Against:	9,623
Abstain:	24,161

There were no broker non-votes on the proposal to ratify the appointment of auditors.

Section 9 –Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit 3.1       Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHE HOLDING COMPANY
/s/ J. L. Chauvin
Date: March 1, 2011	By:	J. L. Chauvin Senior Vice President, Treasurer and Chief Financial Officer